UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 31, 2012

Date of report (Date of earliest event reported)

Feihe International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah	001-32473	90-0208758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor

Chaoyang District, Beijing, China 100016

(Address of principal executive offices, including Zip Code)

+86 (10) 8457-4688

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

Effective January 31, 2012, Mr. Sean Shao resigned as a director of Feihe International, Inc. (the “Company”).  Mr. Shao’s resignation was not related to any disagreement or dispute with the Company.  A copy of the resignation letter from Mr. Shao dated January 31, 2012 is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Appointment of New Director

Effective January 31, 2012, the Board of Directors of the Company (the “Board”) appointed Ms. Xiaofei Ren as a director. Ms. Ren will serve as the Chair of the Audit Committee of the Board, and will also serve as a member of the Compensation, the Nominating/Corporate Governance Committees of the Board. The Board has determined that Ms. Ren is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. As a director, Ms. Ren may participate in the Company’s compensation arrangements, plans, policies and procedures available to directors and described in the Company’s Annual Report on Form 10-K.

Biographical Information of New Director

Certain biographical and related information regarding Ms. Xiaofei Ren is as follows:

Xiaofei Ren has been a member of the Board since January 2012. Ms. Ren has served as Financial Director of Beijing Bonianhengteng Film and Television Culture Media Co., Ltd, a media company, since September 2011. From October 2004 to August 2011, she was a senior accountant at Beijing Xinghua CPA Ltd., an accounting firm in China, and was also an accountant at Beijing Zhongfadaoqin CPA Ltd. from 2003 to 2004. She served as Financial Manager of Zhengzhou Columba Holiday Hotel, a hospitality company, from 1998 to 2003. Prior to that, she served as Chief Accountant of Zhengzhou Diefa Industry and Trade Co., Ltd., a trade company. She is attending the Central University of Finance and Economics in China and received her bachelor’s degree from the University of Zhengzhou in China. Ms. Ren is also a member of the Chinese Institute of Certified Public Accountants.

Ms. Ren’s experience in auditing, investment consulting and public offering consulting for national, multi-national and publicly traded companies, including U.S. public companies, and her extensive experience with US GAAP make her a valuable addition to the Board.

Item 7.01 Regulation FD Disclosure

On February 6, 2012, the Company issued a press release announcing the resignation of Mr. Shao from the Board and the appointment Ms. Ren to the Board. A copy of the Company’s press release is furnished herewith as Exhibit 99.2.

In addition, before the January 31, 2012 deadline, the Company paid $16.3 million to Sequoia Capital China Growth Fund I, L.P. and certain of its affiliates (collectively, “Sequoia”) in redemption of 656,250 shares, pursuant to its redemption agreement with Sequoia.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.  This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
99.1	Resignation letter from Sean Shao dated January 31, 2012
99.2	Feihe International, Inc. press release announcing director resignation and director appointment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEIHE INTERNATIONAL, INC.

By:	/s/ Leng You-Bin
Leng You-Bin
Chairman and CEO

Date: February 6, 2012

INDEX TO EXHIBITS

Exhibit	Description
99.1	Resignation letter from Sean Shao dated January 31, 2012
99.2	Feihe International, Inc. press release announcing director resignation and director appointment